UNITED TRUST, INC.

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on Tuesday, June 4, 1996


To the Shareholders of:

      UNITED TRUST, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Trust, Inc., (the "Company"), will be held Tuesday, June 4, 1996 at 10:00 a.m. at the offices of the Company, 5250 South 6th Street, Springfield, IL 62703, for the following purposes:

      1. To elect twelve directors of the Company to serve for one year and until their successors are elected and qualified; and

      2. To consider and act upon such other business as may properly be brought before the meeting.

      The Board of Directors has fixed the close of business on April 19, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                  UNITED TRUST, INC.


                                                  George E. Francis


                                                  George E. Francis
                                                      Secretary


Dated:  April 22, 1996
Springfield, Illinois

                            YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                                SHAREHOLDERS OF
                              UNITED TRUST, INC.


                   GENERAL INFORMATION REGARDING SOLICITATION


      The Annual Meeting of the Shareholders of United Trust, Inc. (the "Company") will be held on June 4, 1996 at 10:00 a.m., at the offices of the Company, 5250 South Sixth Street, Springfield, Illinois. The mailing address of the Company is P.O. Box 5147, Springfield, Illinois 62705-5147.

      This proxy statement is being sent to each holder of record of the issued and outstanding shares of Common Stock of the Company, no par value (the "Common Stock"), as of April 19, 1996, in order to furnish to each shareholder information relating to the business to be transacted at the meeting.

      This proxy statement, the enclosed proxy and Annual Report are being mailed to shareholders of the Company on or about April 22, 1996. The Company will bear the cost of soliciting proxies from its shareholders. The Company may reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's stock. Solicitations may be made by telephone, telegram or by personal calls, and it is anticipated that such solicitations will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by such persons. If necessary, officers and regular employees of the Company may by telephone, telegram or personal interview request the return of proxies.



                                VOTING

      The enclosed proxy is solicited by and on behalf of the Board of Directors. If you are unable to attend the meeting on June 4, 1996, please complete the enclosed proxy and return it to us in the accompanying envelope so that your shares will be represented.

      When the enclosed proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a proxy fails to specify how it is to be voted it will be voted "FOR" Proposal 1.

      Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the shareholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                            AFFILIATE COMPANIES

      The Company is the ultimate parent company in an insurance holding company system. The following is the current organizational chart for the companies that are members of the Company's insurance holding company system and affiliates of the Company, and the acronyms that will be used herein to reference the companies:


United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 30% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 72% of First Commonwealth Corporation ("FCC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").


For purposes of this proxy statement, the term "affiliate life insurance companies" shall mean UG, USA, APPL and ALIC, and the term "non-insurance affiliate companies" shall mean the affiliated companies other than UG, USA, APPL and ALIC.

The companies hereinafter are sometimes collectively referred to as the "Affiliate Companies".

                        VOTING SECURITIES OUTSTANDING

      April 19, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. On that date, the Company had outstanding 18,675,935 shares of Common Stock, no par value. No other voting securities of the Company are outstanding. The holders of such shares are entitled to one vote per share. There are no cumulative voting rights. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting is required to approve each matter to be voted on at such meeting.

                       PRINCIPAL HOLDERS OF SECURITIES

      The following tabulation sets forth the names and addresses for those persons known to be the beneficial owners of more than 5% of the Company's Common Stock and shows for each: (i) the total number of shares of Common Stock beneficially owned by such persons as of March 31, 1996 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.


      Title                               Number of Shares          Percent
      of          Name and Address          and Nature of              of
      Class       of Beneficial Owner     Beneficial Ownership       Class

      Common      Larry E. Ryherd               6,172,368   (1)      33.0%
      Stock,      12 Red Bud Lane
      no par      Springfield, IL  62707
      value
                  Thomas F. Morrow              1,585,600   (2)       8.5%
                  32 W. Fairview
                  Springfield, Illinois  62707


      (1) Larry E. Ryherd owns 2,710,868 shares of the Company's Common Stock in his own name. Includes; (i) 1,500,500 shares of the Company's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 1,500,000 shares of the Company's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 293,000 shares of the Company's Common Stock, 97,000 shares of which are in the name of Shari Lynette Serr, 97,000 shares of which are held in the name of Derek Scott Ryherd and 99,000 shares of which are in the name of Jarad John Ryherd; (iv) 5,000 shares of the Company's Common Stock held in the name of Larry E. Ryherd as custodian for Charity Lynn Newby, his niece; (v) 5,000 shares held in the name of Larry E. Ryherd as custodian for Lesley Carol Newby, his niece; (vi) 20,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter; and (vii) 138,000 shares which may be acquired by Larry E. Ryherd upon the exercise of outstanding stock options.

      (2) Includes 172,000 shares which may be acquired upon the exercise of outstanding stock options. Includes 10,000 shares as custodian for grandsons.

                             SECURITY OWNERSHIP OF MANAGEMENT

      The following tabulation shows with respect to each of the directors and nominees of the Company, with respect to the Company's chief executive officer and each of the Company's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1995, and with respect to all executive officers and directors of the Company as a group: (i) the total number of shares of all classes of stock of the Company or any of its parents or subsidiaries, beneficially owned as of March 31, 1996 and the nature of such ownership; and
(ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

Title       Directors, Named Executive          Number of Shares    Percent
of          Officers, & All Directors &          and Nature of         of
Class       Executive Officers as a Group          Ownership         Class

FCC's       John S. Albin                                0                *
Common      William F. Cellini                         104
Stock,      Robert E. Cook                               0                *
$1.00 par   Larry R. Dowell                              0                *
value       George E. Francis                            0                *
            Donald G. Geary                         90,140
            Raymond L. Larson                            0                *
            Paul D. Lovell                               0                *
            Dale E. McKee                                0                *
            James E. Melville                       22,163                *
            Thomas F. Morrow                             0                *
            Larry E. Ryherd                              0                *
            Robert J. Webb                               0                *
            All directors and                      112,407                *
            executive officers as a
            group (thirteen in number)

UII's       John S. Albin                               0                 *
Common      William F. Cellini                          0
Stock,      Robert E. Cook                         57,500                 *
no par      Larry R. Dowell                             0                 *
value       George E. Francis                           0                 *
            Donald G. Geary                             0
            Raymond L. Larson                           0                 *
            Paul D. Lovell                              0                 *
            Dale E. McKee                               0                 *
            James E. Melville                           0                 *
            Thomas F. Morrow                      590,625  (1) (9)      3.0%
            Larry E. Ryherd                       675,000  (2) (9)      3.4%
            Robert J. Webb                              0                 *
            All directors and                   1,323,125               6.7%
            executive officers as a
            group (thirteen in number)

Company's   John S. Albin                         105,041  (3)            *
Common      William F. Cellini                     10,000
Stock,      Robert E. Cook                        101,999                 *
no par      Larry R. Dowell                       101,423                 *
value       George E. Francis                      46,000  (4)            *
            Donald G. Geary                        12,000
            Raymond L. Larson                      44,011  (5)            *
            Paul D. Lovell                        100,569                 *
            Dale E. McKee                         119,018                 *
            James E. Melville                     525,000  (6)          2.8%
            Thomas F. Morrow                    1,585,600  (7)          8.5%
            Larry E. Ryherd                     6,172,368  (8)          33.0%
            Robert J. Webb                         75,793                 *
            All directors and                   8,998,822               48.2%
            executive officers as a
            group (thirteen in number)

      (1) Includes 590,625 shares beneficially in trust for the two children of Thomas F. Morrow, namely Kristi J. Wilkerson and Amy Suzanne Heath.

      (2) Includes 675,000 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

      (3)   Includes 3,893 shares owned directly by Mr. Albin's spouse.

      (4) Includes 46,000 shares which may be acquired upon the exercise of outstanding stock options.

      (5)   Includes 3,753 shares owned directly by Mr. Larson's spouse.

      (6) James E. Melville owns 140,000 shares jointly with his spouse. Includes; (i) 30,000 shares of the Company's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 30,000 shares of the Company's Common Stock, 7,500 shares of which are in the name of Matthew C. Hartman, his nephew; 7,500 shares of which are in the name of Zachary T. Hartman, his nephew; 7,500 shares of which are in the name of Elizabeth A. Hartman, his niece; and 7,500 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 325,000 shares which may be acquired by James E. Melville upon the exercise of outstanding stock options.

      (7)   See footnote 3 under "Principal Holders of Securities" on page 3.

      (8)    See footnote 2 under "Principal Holders of Securities" on page 3.

      (9) In addition, Mr. Morrow and Mr. Ryherd are directors and officers of UII. The Company owns 5,888,000 shares (29.6%) of UII. Mr. Morrow and Mr. Ryherd disclaim any beneficial interest of the 5,888,000 shares of UII owned by the Company as the Company's board of directors controls the voting and investment decisions regarding such shares.

*     Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

      Directors and officers of the Company file periodic reports regarding ownership of Company securities with the Securities and Exchange commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.



                            THE BOARD OF DIRECTORS

      In the fiscal year ended December 31, 1995, the Board of Directors of the Company met five times. All nominees for director attended at least 75% of all meetings of the Board and any committee of which he is a member.

      The Board of Directors has an Audit Committee consisting of Messrs. Albin, Cook and Webb. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Company, the nature of services performed for the Company and the fees to be paid to the independent auditors, the performance of the Company's independent and internal auditors and the accounting practices of the Company. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1995.

      The Board of Directors has an Executive Committee consisting of Messrs. Cook, Morrow and Ryherd. The Executive Committee has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Committee must report to the Board of Directors regarding all actions taken by the Committee. The Committee did not meet in 1995.

      The Board of Directors has a Nominating Committee consisting of Messrs. Dowell, Larson, Lovell and McKee. The Nominating Committee reviews, evaluates and recommends directors, officers and nominees for the Board of Directors. There is no formal mechanism by which shareholders of the Company can recommend nominees for the Board of Directors, although any recommendations by shareholders of the Company will be considered. Shareholders desiring to make nominations to the Board of Directors should submit their nominations in writing to the Chairman of the Board no later than February 1st of the year in which the nomination is to be made. The Committee did not meet in 1995.

      The Stock Option Committee is composed of Messrs. Albin, Morrow and Ryherd. The Committee recommends to the Board of Directors the granting of options to purchase shares of the Company's Common Stock to those persons found to be eligible pursuant to the Stock Option criteria. The Committee did not meet in 1995.

      The compensation of the Company's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

                             ELECTION OF DIRECTORS

      At the annual meeting of shareholders of the Company, nine directors are to be elected, each director to hold office until the next annual meeting and until his successor is elected and qualified. Each nominee will be elected director by a majority of votes cast for such nominee. The persons named in the proxy intend to vote the proxies as designated for the nominees listed below. Should any of the nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substituted nominee or nominees; however, the management now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. The following individuals are nominees for the election of directors:

NAME, AGE               POSITION WITH THE COMPANY, BUSINESS EXPERIENCE AND
                        OTHER DIRECTORSHIPS

John S. Albin, 68       Director of the Company since 1984; Director of United
                        Trust Group, Inc., Investors Trust, Inc., Universal
                        Guaranty Investment Co. and Commonwealth Industries
                        Corp. since 1992; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank since 1978; President of the
                        Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden,
                        Illinois, since 1987; Chairman of the State Bank of
                        Chrisman since 1988; Director and Secretary of Illini
                        Community Development Corporation since 1990; Chairman of Parkland College Board of Trustees since 1990;
                        board member of the Fisher National Bank, Fisher, Illinois, since 1993.

William F. Cellini, 61  Director of FCC and certain affiliate companies since
                        1984; Chairman of the Board of New Frontier
                        Development Group, Chicago, Illinois for more than the past five years; Executive Director of Illinois Asphalt Pavement Association.


Robert E. Cook, 70      Director of the Company since 1984; President of
                        United Fidelity, Inc. since 1990; Chairman of the
                        Board of Directors of First Fidelity Mortgage Company since 1991; President of Cook-Witter, Inc., a governmental consulting and lobbying firm with offices in Springfield, Illinois, from 1985 until 1990.


Larry R. Dowell, 61     Director of the Company since 1984; cattleman and
                        farmer in Stronghurst, Henderson County, Illinois since 1956; member of the Illinois Beef Association;
                        past Board and Executive Committee member of Illinois
                        Beef Council; Chairman of Henderson County Board of
                        Supervisors since 1992.

Donald G. Geary, 72     Director of FCC and certain affiliate companies since
                        1984; industrial warehousing developer and founder of Regal 8 Inns for more than the past five years.

Raymond L. Larson, 61   Director of the Company since 1984; cattleman and
                        farmer since 1953; Director of the Bank of Sugar
                        Grove, Illinois since 1977; Board member of National
                        Livestock and Meat Board since 1983 and currently
                        Treasurer; Board member and past President of Illinois
                        Beef Council; member of National Cattlemen's
                        Association and Illinois Cattlemen's Association.

Paul D. Lovell, 64      Director of the Company since 1984; President of
                        Lovell Constructors, Inc., a residential developer and builder located in Bradley, Illinois since 1970; owner of Lovell Enterprises since 1961; member of Illinois
                        Homebuilders Association Executive Board since 1987;
                        assessor for Bourbonnais Township since 1966.

Dale E. McKee, 77       Director of the Company since 1984; pork producer and
                        farmer in Rio, Illinois, since 1947; President of McKee and Flack, Inc., an Iowa corporation engaged in farming since 1975; director of St. Mary's Hospital of Galesburg since 1984.

James E. Melville, 50   Chief Financial Officer of the Company since March
                        1993; Senior Executive Vice President of the Company since September 1992; President of certain Affiliate
                        Companies from May 1989 until September 1991; Chief
                        Operating Officer of FCC from 1989 until September
                        1991; Chief Operating Officer of FCC from 1989 until
                        September 1991; Chief Operating Officer of certain
                        Affiliate Companies from 1984 until September 1991;
                        Senior Executive Vice President of certain Affiliate
                        Companies from 1984 until September 1989; Consultant to UTI and UTG from March 1992 through September 1992;
                        President and Chief Operating Officer of certain affiliate life insurance companies and Senior
                        Executive Vice President of non-insurance Affiliate
                        Companies since September 1992.

Thomas F. Morrow, 51    President and COO of the Company since 1991, Treasurer
                        since 1993 and a Director since 1984; Vice Chairman and Chief Operating Officer of UII since 1992,
                        Director since 1987; President, Chief Operating
                        Officer, Treasurer and Director of UTG since 1992;
                        Vice Chairman, Chief Operating Officer and Director of certain affiliate companies since 1992 and Treasurer since 1993; Executive Vice President, Secretary and
                        Director of UFI since 1990; Executive Vice President,
                        Secretary and Director of FFMC since 1991. Mr. Morrow has served as Vice Chairman and Director of certain affiliate life insurance companies since 1992 as well as having held similar positions with other affiliate life insurance companies from 1987 to 1992.

Larry E. Ryherd, 56     Chairman of the Board of Directors and a Director of
                        the Company since 1984, CEO since 1991; Chairman of the Board of UII since 1987, CEO since 1992 and President since 1993; Chairman, CEO and Director of
                        UTG since 1992; President, CEO and Director of certain affiliate companies since 1992; Chairman of the Board and Director of UFI since 1990; Director of FFMC since
                        1991. Mr. Ryherd has served as Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992 and 1993. He has also been a Director of the National Alliance of Life
                        Companies since 1992 and is the 1994 Membership
                        Committee Chairman; he is a member of the American
                        Council of Life Companies and Advisory Board Member of its Forum 500 since 1992.

Robert J. Webb, 79      Director of the Company since 1984; cattleman, pork
                        producer and farmer in Pope County, Illinois since
                        1972; president and director of Pope-Hardin Farm
                        Bureau since 1980; Board member of Illinois Farm
                        Development Authority.


                      EXECUTIVE OFFICERS OF THE COMPANY

More detailed information on the following officers of the Company appears under "Election of Directors":

      Larry E. Ryherd         Chairman of the Board and Chief Executive
                              Officer
      Thomas F. Morrow        President and Chief Operating Officer and
                              Treasurer
      James E. Melville       Senior Executive Vice President, Chief Financial
                              Officer

      Other officer of the company is set forth below:

NAME, AGE               POSITION WITH THE COMPANY, BUSINESS EXPERIENCE AND
                        OTHER DIRECTORSHIPS

George E. Francis, 52   Secretary of the Company since February 1993; Director
                        of certain Affiliate Companies since October 1992;
                        Senior Vice President and Chief Administrative Officer of certain Affiliate Companies since 1989; Secretary of certain Affiliate Companies since March 1993;
                        Treasurer and Chief Financial Officer of certain
                        Affiliate Companies from 1984 until September 1992.


                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid to or earned by the Company's Chief Executive Officer and each of the three other most highly compensated Executive Officers of the Company during each of the Company's last three fiscal years: Compensation for services provided by the named executive officers to the Company and its affiliates is paid by FCC as set forth in their employment agreements. (See Employment Contracts).


                                 SUMMARY COMPENSATION TABLE
                                    Annual Compensation (1)          Long Term
                                                                    Compensation
                                                                     Securities
                                                   Other Annual     Underlying
NAME AND                                         Compensation (3) Stock Options
PRINCIPAL POSITION          SALARY ($) BONUS ($)      ($)         AWARDED (#)(2)

Larry E. Ryherd         1995  400,000       -        13,324             -
Chairman of the Board   1994  400,000       -         7,909             -
Chief Executive Officer 1993  240,000    169,365      2,393         138,000

Thomas F. Morrow        1995  300,000       -        16,654             -
President, Chief        1994  300,000       -         9,886             -
Operating Officer       1993  200,000    107,576      2,992         172,000

James E. Melville       1995  237,000       -        38,206 (4)         -
Sr. Executive Vice      1994  237,000       -        13,181             -
President, Chief        1993  237,000       -        14,506 (4)     325,000
Financial Officer

George E. Francis       1995  119,000       -         4,441             -
Sr. Vice President,     1994  119,000       -         2,636             -
Secretary               1993  119,000       -           798          46,000


(1) Compensation deferred at the election of named officers is included in this section.

(2) Reflects stock option to purchase the Company's Common Stock pursuant to their employment agreements.

(3) All other compensation consists of interest earned on deferred compensation amounts pursuant to their employment agreements.

(4) Includes $10,517 and $16,000 in 1993 and 1995 respectively for the value of personal perquisites owing Mr. Melville.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

     The following table summarizes for fiscal year ending, December 31, 1995, the number of shares subject to unexcercised options and the value of unexercised options of the Company's common stock held by the named executive officers. The values shown were determined by multiplying the applicable number of unexercised share options by the difference between the per share market price on December 31, 1995 and the applicable per share exercise price. There were no options granted to the named executive officers during 1995.
No named executive officers exercise any options.

                  Number of Securities Underlying   Value of Unexercised In the
                     Unexercised Options/SARs           Money Options/SARs at
                          at FY-End(#)                        FY-End ($)
NAME               EXERCISABLE     UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE

Larry E. Ryherd      138,000             -                0            -
Thomas F. Morrow     172,000             -                0            -
James E. Melville    300,000         25,000 (1)           0         8,875 (1)
George E. Francis     46,000             -                0             -


(1) Mr. Melville's employment agreement with the Company provides that he will be granted an option to purchase 25,000 shares of UTI's Common Stock at $.02 a share if he is employed pursuant to the terms of the employment agreement through December 31, 1997.

COMPENSATION OF DIRECTORS

      The Company's standard arrangement for the compensation of directors provide that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. The Company's director compensation policy also provides that directors who are employees or past employees of the Company do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting. On May 1, 1995, Mr. Cellini and Mr. Geary were each granted options to purchase 10,000 shares of the Company's Common Stock at $.02 per share. The options were granted pursuant to an agreement under which the Company provided incentives for their continued service with the company and its affiliates. Under the terms of the grants, the options were immediately exercisable and Messrs. Celini and Geary exercised those options on May 1, 1995.

EMPLOYMENT CONTRACTS

      On April 15, 1993, Larry E. Ryherd entered into an employment agreement with the Company and FCC. Formerly, Mr. Ryherd had served as Chairman of the Board and Chief Executive Officer of the Company and its affiliates. Under the terms of the agreement, Mr. Ryherd agreed to serve as President and Chief Executive Officer of the Company for a period of 36 months at an annual salary of $240,000. In addition, Mr. Ryherd agreed to serve as Chairman of the Board and Chief Executive Officer of UG if elected, and to serve in other positions if appointed or elected to serve in such positions without additional compensation. The agreement provides that Mr. Ryherd receives bonus compensation on the basis of a formula as determined by the Boards of Directors of the Company and certain of its affiliates. The amount of bonus compensation as determined is related to the marketing of the business of its affiliates and is based on percentages of new premiums written and unearned commissions of terminated agents. Effective January 1, 1995, the Board of Directors approved a change to this agreement setting Mr. Ryherd's annual salary at $400,000 without bonus awards through the end of the contract term. Mr. Ryherd has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 138,000 of the Company's Common Stock at $1.75 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

      On April 15, 1993, Thomas F. Morrow entered into an employment agreement with the Company and FCC. Formerly, Mr. Morrow had served as President and Chief Operating Officer of the Company and its affiliates. Under the terms of the agreement, Mr. Morrow agreed to serve as President and Chief Operating Officer of the Company for a period of 36 months at an annual salary of $200,000. In addition, Mr. Morrow agreed to serve as Vice Chairman of the Board of Directors of UG if elected, and to serve in other positions if appointed or elected to serve in such positions without additional compensation. The agreement provides that Mr. Morrow receives bonus compensation on the basis of a formula as determined by the Boards of Directors of the Company and certain of its affiliates. The amount of bonus compensation as determined is related to the marketing of the business of its affiliates and is based on percentages of new premiums written and unearned commissions of terminated agents. Effective January 1, 1995, the Board of Directors approved a change to this agreement setting Mr. Morrow's annual salary at $300,000 without bonus awards through the end of the contract term. Mr. Morrow has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $300,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Morrow was granted an option to purchase up to 172,000 of the Company's Common Stock at $1.75 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

      The Company and FCC entered into an agreement dated April 15, 1993 with James E. Melville pursuant to which Mr. Melville is employed as Senior Executive Vice President of the Company. In addition, Mr. Melville agreed to serve as President and Chief Operating Officer of UG if elected, and to serve in other positions if appointed or elected without additional compensation. The term of the agreement consists of two time periods. The first period, January 1, 1993 through June 30, 1995 at an annual salary of $237,000. The second period, July 1, 1995 through December 31, 1997, Mr. Melville's employment will be on a specified time basis. Mr. Melville has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Melville was granted an option to purchase up to 300,000 shares of the Company's Common Stock at $1.75 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000. Additionally, if Mr. Melville is employed for the entire term of the contract, he will be allowed to purchase 25,000 shares of the Company's Common Stock at $.02. This option will expire December 31, 1998.

      FCC entered into an employment agreement with George E. Francis on June 16, 1992. Under the terms of the agreement, Mr. Francis is employed as Senior Vice President of the Company for a period of 36 months at an annual salary of $119,000. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. Mr. Francis has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Francis was granted an option to purchase up to 46,000 shares of the Company's Common Stock at $1.75 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.


                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

      The compensation of the Company's executive officers is determined by the full Board of Directors. The Board of Directors strongly believes that the Company's executive officers directly impact the short-term and long-term performance of the Company. With this belief and the corresponding objective of making decisions that are in the best interest of the Company's shareholders, the Board of Directors places significant emphasis on the design and administration of the Company's executive compensation plans.


EXECUTIVE COMPENSATION CONSIDERATIONS

      The purpose of the Company's executive compensation plans is to ensure that the compensation levels provided to the Company's executive officers integrate with the Company's annual and long-term performance objectives, to align the financial interests of the executive officers with the interests of the Company's shareholders, to reward for superior financial performance, and to assist the Company in attracting, retaining and motivating executives with exceptional leadership abilities. Consistent with this purpose, the Board of Directors establishes appropriate compensation elements in each of the executive officers compensation plan to include a base salary, annual bonus, stock options and deferred compensation alternatives. Compensation levels are reviewed annually by the Board of Directors relative to other life insurance companies and companies of similar size in the financial industry ("comparable companies"). Based upon analysis of total compensation paid by comparable companies, total compensation paid to the Company's executive officers were found to be within the same ranges. Accordingly, the Board of Directors feels that the Company is maintaining a competitive position to retain the talent necessary to meet the challenges in the life insurance industry.

EXECUTIVE COMPENSATION PLAN ELEMENTS

      BASE SALARY. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During fiscal years 1994 and 1995 there were no changes in the base salaries of the named executive officers.

      ANNUAL BONUS. The Company does not have a bonus plan that directly ties executive compensation to the Company's earnings performance on a near term basis; however, the bonus compensation element is considered if the executive officer is responsible for a specific business unit of the Company (see Employment Contracts).

      STOCK OPTIONS. One of the Company's priorities is for the executive officers to be significant shareholders so that the interest of the executives are closely aligned with the interests of the Company's other shareholders. The Board of Directors believes that this strategy motivates executives to remain focused on the overall long-term performance of the Company. Stock options are granted at the discretion of the Board of Directors and are intended to be granted at levels within the competitive market range of comparable companies. During 1993, each of the named executive officers were granted options under their employment agreements for the Company's Common Stock as described in the Employment Contracts section. There were no options granted to the named executive officers during fiscal years 1994 and 1995.

      DEFERRED COMPENSATION. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the deferred compensation arrangements as described in the Employment Contracts section may prove to be critical to certain officers, depending upon their particular financial circumstance.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

      During 1995, the Company's most highly compensated executive officers were Larry E. Ryherd, Chief Executive Officer, and Thomas F. Morrow, President and Chief Operating Officer. In deciding Mr. Ryherd's and Mr. Morrow's compensation, the Board of Directors did not affix specific weights or values to the various factors considered in the executive compensation plan elements. The Board of Directors considered the significant progress made in 1993, 1994 and 1995 as it relates to the Company's growth through acquisitions and marketing new business. The Board of Directors also considered key decisions and actions taken to ensure the Company's long term profitability such as the continued restructuring of the Company in response to changes in the industry in order to remain competitive, and the consolidation of operations to achieve cost savings. Mr. Ryherd's cash compensation for 1995 was $400,000 of which $30,000 was deferred. Mr. Morrow's cash compensation for 1995 was $300,000 of which $37,500 was deferred. No stock options were granted to Mr. Ryherd or Mr. Morrow during 1995 and neither exercised any stock options during the year.

CONCLUSION

      The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results the Company strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the stockholders and the executive team.

                              BOARD OF DIRECTORS

                    John S. Albin           Dale E. McKee
                    Robert E. Cook          Thomas F. Morrow
                    Larry R. Dowell         Larry E. Ryherd
                    Raymond L. Larson       Robert J. Webb
                    Paul D. Lovell

The foregoing Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1995, with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1):


The five year total return chart reflects Company stock performance compared to the NASDAQ stock market and the NASDAQ insurance stock market. The base year is 1990 with subsequent years reflecting a percentage change from the base year. The Company's stock price percentage changes were 57, 114, 71, 29 and 21 for 1991, 1992, 1993, 1994 and 1995 respectively. NASDAQ composite stock price percentage changes were 160, 186, 212, 208 and 300 for 1991, 1992, 1993, 1994 and 1995, respectively. The NASDAQ insurance composite stock price percentage changes were 141, 191, 204, 193 and 274 for 1991, 1992, 1993,
1994 and 1995, respectively.


                  Assumes $100 invested on December 31, 1991

(1) The Company selected the NASDAQ Composite Index Performance as an appropriate comparison because the Company's Common Stock is not listed on any exchange but the Company's Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ system. Furthermore, the Company selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index. Trading activity in the Company's Common Stock is limited, which may be a result of the Company's low profile from not being listed on any exchange, and its reported operating losses. The Company has experienced a tremendous growth rate over the period shown in the Return Chart with assets growing from approximately $33.5 million in 1990 to approximately $356 million in 1995. The growth rate has been the result in part of other company acquisitions and new insurance writings. The Company has incurred costs of conversions and administrative consolidations associated with the acquisitions which has contributed to the operating losses. The Return Chart is not intended to forecast or be indicative of possible future performance of the Company's stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following persons served as directors of the Company during 1995 and were officers or employees of the Company or its subsidiaries during 1995:
Thomas F. Morrow and Larry E. Ryherd. Accordingly, these individuals have participated in decisions related to compensation of executive officers of the Company and its subsidiaries.

      During 1995, the following executive officers of the Company were also members of the Board of Directors of FCC, two of whose executive officers served as directors of the Company: Messrs. Morrow and Ryherd. During 1995, the following executive officers of the Company were also members of the Board of Directors of UII, two of whose executive officers served as directors of the Company: Messrs. Morrow and Ryherd.



                    RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Kerber, Eck and Braeckel served as the Company's independent certified public accounting firm for the fiscal year ended December 31, 1995 and for fiscal year ended December 31, 1994. In serving its primary function as outside auditor for the Company, Kerber, Eck and Braeckel performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission and; assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements. The Company does not expect that a representative of Kerber, Eck and Braeckel will be present at the Annual Meeting of Shareholders of the Company. No accountants have been selected for fiscal year 1996 because the Company generally chooses accountants shortly before the commencement of the annual audit work.



                      SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                                1997 ANNUAL MEETING

      In order for a proposal by a shareholder to be included in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal office on or before December 15, 1996.

                    OTHER MATTERS TO COME BEFORE THE MEETING

      The management does not intend to bring any other business before the meeting of the Company's shareholders and has no reason to believe that any will be presented to the meeting. If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgement.



                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      The Company has filed its 1995 Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of the report may be obtained without charge by any shareholder. Requests for copies of the report should be sent to George E. Francis, United Trust, Inc., 5250 South 6th Street, P.O. Box 5147, Springfield, Illinois, 62705-5147.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    UNITED TRUST, INC.



                                    George E. Francis

                                    George E. Francis, Secretary

Dated:  April 22, 1996